UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 8, 2017

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

402 Blue Bird Boulevard, Fort Valley, Georgia		31030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(478) 822-2801

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)
On March 8, 2017, Blue Bird Corporation, a Delaware corporation (the “Company”), held its annual meeting of stockholders. The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(b) and (d)
The only matter voted upon by stockholders at the annual meeting was the election of directors. Two nominees for election as directors to Class III of the Company’s classified board were elected for three-year terms (until the 2020 annual meeting), with the results of the voting as follows:

Nominee	Term Expires (at annual meeting of stockholders)	Votes For	Votes Withheld
Phil Horlock	2020	19,215,530	1,275,223
Michael Sand	2020	17,170,857	3,319,896

There were no abstentions and no broker non-votes with respect to this matter.

As indicated in the above table, Phil Horlock and Michael Sand were elected as Class III directors for terms expiring at the Company’s 2020 annual meeting of stockholders. The terms of the following Class I directors will continue until the 2018 annual meeting of stockholders: Germinder Bedi, Kevin Penn and Alan Schumacher. The terms of the following Class II directors will continue until the 2019 annual meeting of stockholders: Chan Galbato, Adam Gray and Daniel Hennessy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

Dated: March 8, 2017	By:	/s/ Paul Yousif
	Name:	Paul Yousif
	Title:	General Counsel and Corporate Treasurer